CUSIP No.	696643105	13G	Page	9	of	9 Pages
EXHIBIT I
JOINT FILING AGREEMENT
This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the common stock, $0.01 par value, of PALM Inc., is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Dated as of March 16, 2009

DIAMONDBACK MASTER FUND, LTD.		DIAMONDBACK CAPITAL MANAGEMENT, LLC

By:	/s/ Chad Loweth

Name: Chad Loweth		By:	/s/ Mark Hadlock

Title: Chief Operating Officer		Name: Mark Hadlock
Title: Chief Compliance Officer
DBCM PARTNERS, LLC

By:	/s/ Chad Loweth

Name: Chad Loweth
Title: Managing Member